                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PROTECTION ONE, INC.

                     -------------------------------------

                     Pursuant to Section 245 of the General
                    Corporation Law of the State of Delaware

                     -------------------------------------

                 Protection One, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                 1. The name of the Corporation is Protection One, Inc. The name under which the Corporation originally was incorporated was P1 Acquisition Corporation.

                 2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 1991. The Certificate of Incorporation was amended and a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 13, 1991. Such Restated Certificate of Incorporation was amended and a second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 31, 1992. Such Restated Certificate of Incorporation was amended and a third Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 20, 1993. Such Restated Certificate of Incorporation was amended on November 18, 1992, and such Restated Certificate of Incorporation as so amended was further amended and a fourth Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 1, 1993. Such Restated Certificate of Incorporation was amended pursuant to (i) an Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 30, 1994; and (ii) an Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 23, 1994.

                 3. The text of the Restated Certificate of Incorporation of the Corporation is hereby further restated and amended to read in full as set forth in the Fifth Restated Certificate of Incorporation that is attached hereto as Attachment A and made a part hereof (the "Fifth Restated Certificate of Incorporation").

                 4. The Fifth Restated Certificate of Incorporation was proposed by the Board of Directors of the Corporation and was duly adopted by its stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

                 5. The Fifth Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by James M. Mackenzie, Jr., its President and Chief Executive Officer and attested to by John W. Hesse, its Secretary on this 23rd day of September, 1994.


                                          PROTECTION ONE, INC.


                                          By:  JAMES M. MACKENZIE, JR.
                                             ----------------------------------
                                             James M. Mackenzie, Jr., President
                                             and Chief Executive Officer



Attest:


By:   JOHN W. HESSE
   ----------------------------------
   John W. Hesse, Secretary

                                  ATTACHMENT A



                  FIFTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              PROTECTION ONE, INC.

                     -------------------------------------

                     Pursuant to Section 245 of the General
                    Corporation Law of the State of Delaware

                     -------------------------------------

                 FIRST: The name of the corporation is Protection One, Inc. (the "Corporation").

                 SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                 THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 29,000,000, of which 24,000,000 shall be voting common stock, par value One Cent ($0.01) per share ("Common Stock"), and 5,000,0000 shall be preferred stock, par value Ten Cents ($.10) per share ("Preferred Stock").

                 The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized from time to time to designate each series, to establish the number of shares to be included in such series, and to determine the rights, preferences and privileges of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the determination or alteration of the dividend rights, dividend rate, conversion rights, voting powers and rights, rights and terms of redemption, redemption price or prices, and the liquidation preference of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series either prior to or subsequent to the issue of the shares of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


Section 1.  Designation of Series F Stock.

                 There is hereby authorized and created a series of the Preferred Stock, which shall be designated as the Series F Non-Voting Cumulative Preferred Stock (the "Series F Stock") and which shall consist of 9,670 shares and shall have the rights, preferences, privileges and restrictions set forth in this Article FOURTH.

Section 2.  Definitions.

                 For the purposes of the provisions hereof setting forth the rights, preferences and privileges of the Series F Stock and the qualifications, limitations or restrictions thereof, the following terms shall have the respective meanings indicated below or as set forth in the indicated section:

                 Accumulated Dividends - As to a particular date, all unpaid dividends for all previous fiscal years of the Corporation, at the annual amount set forth in Subsection 3(a), plus an amount equal to such annual dividend amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Corporation's fiscal year to the particular date and the denominator of which is 365.

                 Approved Transferee - Subsection 8(e).

                 Credit Agreement - shall mean that certain Credit Agreement dated as of November 3, 1993 among the Corporation, Protection One Alarm Monitoring, Inc., Protection One Alarm Services, Inc., the Lenders named therein and Heller Financial, Inc., as Agent, as amended by that certain First Amendment to Credit Agreement among the Corporation, Protection One Alarm Monitoring, Inc., Protection One Alarm Services, Inc., Heller Financial, Inc., Continental Bank and Kansallis-Osake-Pankki, dated as of June 30, 1994, and as further amended from time to time; and any credit agreement with respect to a renewal, refunding or replacement thereof.

                 Current Series F Holder - shall mean PacifiCorp Financial Services, Inc., or PacifiCorp Holdings, Inc. (or any successor to such corporation by merger or any wholly owned first-tier subsidiary of such corporation).

                 Direct or Indirect Significant Subsidiaries - shall mean any direct or indirect subsidiary having 15% or more of the assets, sales or earnings of the Corporation on a consolidated basis.

                 Independent Directors - Subsection 8(e)

                 Issue Date - The earliest date on which shares of Series F Stock were issued.

                 Issue Price - For Series F Stock, $1,000 per share.

                 Junior Stock - Common Stock and shares of any other class or series of capital stock ranking junior to the applicable series of Preferred Stock with respect to both the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

                 Mandatory Redemption Date - Subsection 5(b)

                 Mandatory Redemption Notice - Subsection 5(b)

                 Mandatory Redemption Price - Subsection 5(a)

                 Optional Redemption Date - Subsection 6(c)





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
                 Optional Redemption Notice - Subsection 6(c)

                 Optional Redemption Price - Subsection 6(a)

                 Parity Preferred Stock - Subsection 8(b)

                 Series F Default - Subsection 8(e)

                 Set Apart For Payment - The Corporation shall have deposited with a bank or trust company located within the United States and having capital and surplus of at least $200 million, in trust for the exclusive benefit of the holders of Series F Stock, funds sufficient to pay the Corporation's obligation as of the applicable time.

                 Special Redemption Date - Subsection 5(c)

                 Triggering Event - Subsection 4(g)


Section 3.  Dividends and Distributions.

                 (a) Series F Stock Dividends. The holders of the then outstanding shares of Series F Stock shall be entitled to receive on each January 1, April 1, July 1, and October 1 commencing on April 1, 1993 (each, a "Dividend Payment Date"), out of any funds legally available therefor, cash dividends at the annual rate of $90 per share; provided, however, that (i) if at any time the Corporation fails to pay a quarterly dividend on the applicable Dividend Payment Date therefor, the annual dividend rate shall increase to $110 per share and dividends shall begin to accumulate on each share of Series F Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the failure to make such dividend payment occurred until the date all unpaid dividend payments are paid in full, (ii) if at any time the Corporation has a total of five unpaid quarterly dividend payments outstanding, whether or not consecutive, the annual dividend rate shall increase to $130 per share and dividends shall begin to accumulate on each share of Series F Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the fifth dividend is missed until the Corporation has reduced the total number of past due quarterly dividends below five, at which point the annual dividend rate will be reduced to $110 or until the Corporation has paid all past due quarterly dividend payments, at which point the annual dividend rate will be reduced to $90; (iii) if at any time the Corporation has a total of seven unpaid quarterly dividends outstanding, whether consecutive or not, the annual dividend rate shall increase to $160 per share and dividends shall begin to accumulate on each such share of Series F Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the seventh dividend is missed until the Corporation has reduced the total number of past due quarterly dividend payments below seven, at which point the annual dividend rate will be reduced to $130, or until the Corporation has reduced the total number of past due quarterly dividend payments below five, at which point the annual dividend rate will be reduced to $110, or until the Corporation has paid all past due quarterly dividend payments, at which point the annual dividend rate will be reduced to $90. Notwithstanding the foregoing, if the Corporation fails to pay a quarterly dividend for any reason other than that the funds are not legally available or that the payment would violate a restrictive covenant or result in a default under the Credit Agreement, then the annual dividend rate shall increase to $160 per share and dividends shall begin to accumulate on each share of Series F Stock on the first day of the calendar quarter after the Dividend Payment Date on which the failure to make such dividend payment occurred and shall continue until all unpaid dividends are paid in full, at which point the annual dividend rate shall be reduced to $90. If the Corporation fails to redeem any shares of Series F Stock on any Mandatory Redemption Date pursuant to Subsection 5(a) and (b) hereof or Special Redemption Date pursuant to Subsection 5(d) hereof, then the annual dividend rate shall increase to $160 per share and dividends shall begin to accumulate on each share of Series F Stock at such increased rate from the 22nd calendar day after such failure to redeem until the redemption payment is made in full. Dividends on Series F Stock shall be cumulative and shall begin to accumulate beginning on the Issue Date for Series F Stock whether or not earned or paid. No dividends or other distributions (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid with respect to shares of Junior Stock during any fiscal year of the Corporation until the full amount of all Accumulated Dividends on all outstanding shares of Series F Stock shall have been declared and Set Apart For Payment during that fiscal year.

                 (b) Restrictions on Distributions. No dividends or other distributions (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid with respect to Junior Stock until all shares of Series F Stock are fully redeemed pursuant to Sections 5 or 6 unless (i) an amount equal to the Mandatory Redemption Price for all outstanding shares of Series F Stock is first Set Apart For Payment, or (ii) the Corporation receives the written consent of the holders of at least a majority of the then outstanding shares of Series F Stock.

                 (c) Exclusions from Restrictions. The restrictions in this Section 3 on distributions to Junior Stock shall not apply to repurchases of up to 2,000,000 shares of Common Stock issued to the Corporation's officers, provided that such repurchases are made upon termination of employment pursuant to and at prices provided in agreements approved by the Corporation's Board of Directors and entered into with such officers.

                 (d) Junior Stock. Subject to the limitations in Subsections 3(a), 3(b), and 3(c) above, when and as dividends are declared thereon, whether payable in cash, property or securities, the holders of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

                 (e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give to each holder of Series F Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. In no event shall the notice period specified in this Subsection 3(e) be deemed to apply in the event of a taking by the Corporation of a record of the holders of any class of securities for the purposes of determining the holders thereof who are entitled to vote on any matter.

Section 4.  Liquidation Preference.

                 (a) Series F Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series F Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or Setting Apart For Payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price for each share of Series F Stock plus an amount equal to any Accumulated Dividends on each such share of Series F Stock, whether or not declared. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series F Stock the full preference to which they are entitled as set forth above, then the holders of Series F Stock shall share ratably in any distribution of assets.

                 (b) Junior Stock. After the payments or distributions described in Subsection 4(a) above have been made, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Junior Stock pro rata based upon the number of shares then held by each of them.

                 (c) Merger, Etc., Not a Liquidation. A consolidation or merger of the Corporation or any of its Direct or Indirect Significant Subsidiaries with or into any other corporation (other than a wholly owned subsidiary of the Corporation) or other entity or person in which the Corporation or such subsidiary shall not survive, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its Direct or Indirect Significant Subsidiaries (other than such a sale to a wholly owned subsidiary of the Corporation) or the effectuation of any reorganization or any other transaction or series of related transactions in which 50 percent or more of the voting power of the Corporation or any of its Direct or Indirect Significant Subsidiaries is disposed of (each such event, a "Triggering Event") shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4 and no such Triggering Event shall impair the rights and preferences of the shares of Series F Stock.


Section 5.  Mandatory Redemption.

                 (a) General Right. At any time after February 29, 2004, any holder of shares of Series F Stock may require the Corporation to redeem all of the outstanding shares of Series F Stock held by such holder. The redemption price shall be 100% of the Issue Price plus Accumulated Dividends for such series, whether or not earned or declared (the "Mandatory Redemption Price").

                 (b) Notice and Procedure. At least 30 but not more than 60 days prior to the requested redemption date (the "Mandatory Redemption Date"), written notice (the "Mandatory Redemption Notice") shall be given by the holders of Series F Stock requesting redemption to the Corporation, specifying the number of shares to be redeemed and the Mandatory Redemption Date. If the funds of the Corporation legally available for redemption of shares of Series F Stock on any Mandatory Redemption Date are insufficient to redeem the total number of outstanding shares of such series of Series F Stock requested to be redeemed, the holders of Series F Stock shall share ratably in any funds legally available for redemption of such shares. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series F Stock requested to be redeemed, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                 (c) Special Right. In addition to the redemption right specified in Subsection 5(a) hereof, (i) if a Triggering Event occurs at any time, any holder of shares of Series F Stock may require the Corporation to redeem all of the outstanding shares of Series F Stock held by such holder at the Mandatory Redemption Price provided, that if the holders of at least 75% of the shares of Series F Stock then outstanding consent in writing, the Corporation shall not be required to give written notice of any Triggering Event required in Subsection 5(d) below and no holder of shares of Series F stock shall have the right to require the Corporation to redeem his shares pursuant to this subsection.

                 (d) Notice of Triggering Event and Procedure. The Corporation shall not, directly or indirectly, consummate any Triggering Event unless the Corporation shall have given not less than 20 nor more than 40 days' written notice, prior to the date fixed for such Triggering Event, to each holder of any shares of Series F Stock entitled to be redeemed pursuant to Subsection 5(c) hereof, which notice shall set forth the terms and conditions of such Triggering Event, the rights of such holder to require the Corporation to redeem Series F Stock, and the applicable redemption date (the "Special Redemption Date"), which shall be a date established by the Corporation and shall be not less than 20 nor more than 40 days after the date of giving such notice and, in any event, shall be on or prior to the date fixed for such Triggering Event. During the 15-day period following the giving of such notice, each holder of Series F Stock who wishes to have redeemed by the Corporation all of the Series F Stock then held by such holder shall give written notice to the Corporation setting forth the number of shares of Series F Stock to be redeemed on the Special Redemption Date. The Corporation shall redeem on the Special Redemption Date the shares of Series F Stock of each holder electing such redemption in the number so elected at the Mandatory Redemption Price.

                 (e) Limitations. In the event the Corporation does not have funds legally available to effect fully any redemption required to be made on the Special Redemption Date (or to deposit funds as contemplated by Subsection 5(f) below with respect to any such redemption), the Corporation shall not effect such Triggering Event without the advance written consent of the holders of at least 75% of the then outstanding shares of Series F Stock.

                 (f) Deposit of Funds. On or prior to any Mandatory Redemption Date or Special Redemption Date, the Corporation shall irrevocably deposit with any bank or trust company with capital and surplus of at least $200,000,000 and located in the United States the aggregate Mandatory Redemption Price (or portion thereof not already paid), payable to the order of the holders of Series F Stock to be redeemed, on surrender of their certificates.


Section 6.  Optional Redemption.

                 (a) Series F Stock. The Corporation, at the option of the Board of Directors, may redeem all of the outstanding shares of Series F Stock, or any portion thereof having an aggregate Issue Price of at least $500,000 or any increment thereof, at any time when it may lawfully do so, by paying in cash for each redeemed share the amount of 100% of the Issue Price for each share of Series F Stock then outstanding plus Accumulated Dividends on each such share, whether or not earned or declared (the "Optional Redemption Price").

                 (b) Notice and Procedure. Notice of redemption pursuant to this Section 6 shall be given to the holders of record of the shares of Series F Stock to be redeemed at their respective addresses appearing on the books of the Corporation. Such notice (the "Optional Redemption Notice") shall be given not less than 15 nor more than 30 days in advance of the date fixed for redemption (the "Optional





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
Redemption Date") and shall specify the Optional Redemption Price and the place at which payment may be obtained as to such shares and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate(s) representing the shares to be redeemed. At any time on or after the Optional Redemption Date, the holders of record of shares of Series F Stock to be redeemed shall be entitled to receive the Optional Redemption Price, upon actual delivery to the Corporation or its agent of the certificates representing the shares to be redeemed.

                 (c) Deposit of Funds. If an Optional Redemption Notice is duly given and if on or before the Optional Redemption Date the funds necessary for redemption (taking into account any conversions) have been deposited by the Corporation with a bank or trust company located in the United States and having capital and surplus of at least $200,000,000, in trust for the pro rata benefit of the holders of the shares of Series F Stock called for redemption, then, notwithstanding that any certificate for shares of Series F Stock called for redemption shall not have been surrendered for cancellation, from and after the Optional Redemption Date (unless there shall have been a default in payment of the Optional Redemption Price) all shares of Series F Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the funds so deposited, without interest, from such bank or trust company upon surrender of their certificate or certificates at any time after the time of such deposit. The balance of any funds so deposited and unclaimed at the end of two years from the Optional Redemption Date shall be released to the Corporation, after which the holders of the shares called for redemption shall be entitled, upon proof of their ownership of such shares and any bond requested by the Corporation, to receive such funds from the Corporation.


Section 7.  Reacquired Shares.

                 Any shares of Series F Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.


Section 8.  Voting Rights.

                 (a) General. The holders of the shares of Series F Stock shall have no voting rights except as expressly provided herein or as may otherwise be required by law from time to time. Except as set forth in this
Section 8 or as required under applicable law, there shall be no other special voting or class voting requirements.

                 (b) No Adverse Effect. Without the affirmative vote or consent of the holders of at least 67% of the outstanding shares of Series F Stock, the Corporation may not amend, alter or repeal any provisions of the Corporation's certificate of incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series F Stock. Any increase in the authorized number of shares of Series F Stock or of any class or series of capital stock ranking on a parity with (but not prior to) such Series F Stock with respect to the payment of dividends or the distribution of assets, redemption rights or conversion price adjustments ("Parity Preferred Stock"), or any creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, or any reclassification of any authorized capital stock of the Corporation into, any shares of Parity Preferred Stock shall be deemed to affect adversely the preferences, special rights or powers of the shares of Series F Stock, and may not be effected without any vote or consent of the holders of Series F Stock.

                 (c) No Superior Stock. Without the affirmative vote or consent of the holders of at least 67% of the outstanding shares of Series F Stock, the Corporation may not create, authorize or issue shares of any class or series of capital stock ranking senior to the Series F Stock with respect to the payment of dividends, the distribution of assets or redemption rights, or conversion price adjustments or create, authorize or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, or reclassify any authorized capital stock of the Corporation into, any shares of capital stock ranking senior to the Series F Stock with respect to the payment of dividends or the distribution of assets or redemption rights or conversion price adjustments.

                 (d) Election of Directors. For so long as, and only so long as, shares of Series F Stock are issued and outstanding, the holders thereof shall have the right, notwithstanding anything to the contrary in this Fifth Restated Certificate of Incorporation or the By-Laws of the Corporation, to elect one director to the Board of Directors.

                 (e)      Defaults Relating to Series F Stock.  If at any time
(i) that the Corporation shall fail to redeem Series F Stock on any Mandatory Redemption Date or Special Redemption Date and does not cure such failure within 30 days; or (ii) there shall be four quarterly dividend payments unpaid (whether or not consecutive) on Series F Stock; or (iii) the Corporation shall have failed to pay a quarterly dividend under circumstances in which funds were legally available and payment of the dividend would not have violated a restrictive covenant or resulted in an event of default under the Credit Agreement (each a "Series F Default"), then at any annual or special meeting of stockholders (which special meeting shall be held not more than 20 days after written request of the holders of at least 10 percent of Series F Stock), the holders of Series F Stock shall have the right, notwithstanding anything to the contrary in this Restated Certificate of Incorporation or the Bylaws of the Corporation, to have the Board of Directors of the Corporation consist of seven members elected as follows:

                          (A) three members designated by the Current Series F Holder or an Approved Transferee;

                          (B) three members designated or elected by the holders of the Common Stock (the "Independent Directors"); and

                          (C) one member designated by the Current Series F Holder or an Approved Transferee (which member must be an executive officer of the Corporation), unless the Current Series F Holder and a majority of the Independent Directors agree on another designee who is not an executive officer of the Corporation.

In addition, in the event of a Series F Default the executive committee of the Board of Directors shall be comprised of:

                          (1) one member designated by the Current Series F Holder or an Approved Transferee;

                          (2) one member designated by a majority of the Independent Directors; and

                          (3) the member designated pursuant to clause (C) above.





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
Such right of the holders of Series F Stock shall continue until no Series F Default exists, at which time such right shall terminate, except as required by law, subject to revesting in the event of each and every subsequent Series F Default. Upon termination of the right to elect directors as provided in this Subsection 8(e), any of (i) the Current Series F Holder, (ii) an Approved Transferee, or (iii) such other persons who pursuant to the Bylaws of the Corporation are granted the right to call a special meeting of stockholders of the Corporation shall have the right to call a special meeting of stockholders for the purpose of electing directors. The rights upon a Series F Default set forth in this Subsection 8(e) may be exercised only by the Current Series F Holder; provided, however, that the rights shall be transferable to a transferee of Series F Stock if a majority of the directors (excluding therefrom directors who are officers or employees of the Company or its subsidiaries and the director elected by the holder of the Series F Stock pursuant to Subsection 8(d) consent to such transfer (an "Approved Transferee")).

                 (f) Certain Voting Procedures. At any meeting at which the holders of Series F Stock shall have the right to elect one or more directors as provided in Subsections 8(d) and 8(e), the presence in person or by proxy of the holders of at least two-thirds of the then outstanding shares of Series F Stock shall be required and be sufficient to constitute a quorum, and the favorable vote of the holders of two-thirds of the shares of Series F Stock represented at such meeting shall be sufficient to approve any such action. Any vacancy in the office of any director elected pursuant to Subsection 8(d) may be filled by the person appointed by an instrument in writing signed by the holders of Series F Stock then outstanding.

                 (g) Non-Exclusivity. The rights of the holders of Series F Stock under Sections 3 and 8 with respect to any default by the Corporation shall not be deemed to be exclusive. If any default shall exist, the holders of shares of Series F Stock shall have all other rights which such holders shall have been granted under any contract or agreement at any time, and all other rights which such holders shall have under any law. Any person having any rights under any provision in this Section 8 shall be entitled to enforce such person's rights specifically, to recover damages by reason of any non-compliance with any provision in this Section 8, and to exercise all other rights granted by law.

                 FIFTH: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

                 SIXTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the state of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

                 SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or
(iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Fifth Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article SEVENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                 EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ?291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ?279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                 NINTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Fifth Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

         CERTIFICATE OF DESIGNATION OF THE VOTING POWERS, DESIGNATIONS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                     OPTIONAL OR OTHER SPECIAL RIGHTS, AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     OF THE
         11% SERIES H CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

                    -------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                    -------------------------------------

                 Protection One, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by its Fifth Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                 RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Fifth Restated Certificate of Incorporation of the Corporation there is hereby established and created a series of the authorized preferred stock of the Corporation having a par value of Ten Cents ($.10) per share, which shall be designated as "11% Series H Cumulative Redeemable Convertible Preferred Stock" (the "Series H Stock"), and which shall consist of 6,127 shares having the designations, preferences, relative, participating, optional or other special rights and qualifications, limitations and restrictions that are set forth in this resolution, as follows:


Section 1.  Definitions.

                 For the purposes of this resolution, the following terms shall have the respective meanings indicated below or as set forth in the indicated section of this resolution:

                 Accumulated Dividends - As to a particular date, all unpaid dividends for all previous fiscal years of the Corporation, at the annual amount set forth in Subsection 2(a), plus an amount equal to such annual dividend amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Corporation's fiscal year to the particular date and the denominator of which is 365.

                 Approved Transferee - Subsection 8(e)

                 Conversion Price - Subsection 6(a)(i)

                 Credit Agreement - shall mean that certain Credit Agreement dated as of November 3, 1993 among the Corporation, Protection One Alarm Monitoring, Inc., Protection One Alarm Services, Inc., the Lenders named therein and Heller Financial, Inc., as Agent, as amended by that certain First Amendment to Credit Agreement among the Corporation, Protection One Alarm Monitoring, Inc., Protection One Alarm Services, Inc., Heller Financial, Inc., Continental Bank and Kansallis-Osake-Pankki, dated as of June 30, 1994, and as further amended from time to time; and any credit agreement with respect to a renewal, refunding or replacement thereof.

                 Current Series H Holder - shall mean PacifiCorp Financial Services, Inc., or PacifiCorp Holdings, Inc. (or any successor to such corporation by merger or any wholly owned first-tier subsidiary of such corporation).

                 Direct or Indirect Significant Subsidiaries - shall mean any direct or indirect subsidiary having 15% or more of the assets, sales or earnings of the Corporation on a consolidated basis.

                 Independent Directors - Subsection 8(e)

                 Initial Conversion Price - Subsection 6(a)(i)

                 Issue Date - The earliest date on which shares of Series H Stock are issued.

                 Issue Price - For Series H Stock, $1,000 per share.

                 Junior Stock - Common Stock and shares of any other class or series of capital stock ranking junior to the applicable series of Preferred Stock with respect to both the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

                 Mandatory Redemption Date - Subsection 4(b)

                 Mandatory Redemption Notice - Subsection 4(b)

                 Mandatory Redemption Price - Subsection 4(a)

                 Optional Redemption Date - Subsection 5(c)

                 Optional Redemption Notice - Subsection 5(c)

                 Optional Redemption Price - Subsection 5(a)

                 Parity Preferred Stock - Subsection 8(b)

                 Redemption Date - An Optional Redemption Date, a Mandatory Redemption Date or a Special Redemption Date, as applicable.

                 Redemption Notice - An Optional Redemption Notice or a Mandatory Redemption Notice, as applicable.

                 Series H Default - Subsection 8(e)

                 Set Apart For Payment - The Corporation shall have deposited with a bank or trust company located within the United States and having capital and surplus of at least $200 million, in trust for the exclusive benefit of the holders of Series H Stock, funds sufficient to pay the Corporation's obligation as of the applicable time.

                 Special Redemption Date - Subsection 4(c)

                 Triggering Event - Subsection 3(c)


Section 2.  Dividends and Distributions.

                 (a) Series H Stock Dividends. The holders of the then outstanding shares of Series H Stock shall be entitled to receive on each January 1, April 1, July 1, and October 1 commencing on the first such date after the Issue Date (each, a "Dividend Payment Date"), out of any funds legally available therefor, cash dividends at the annual rate of $110 per share; provided, however, that (i) if at any time the Corporation fails to pay a quarterly dividend on the applicable Dividend Payment Date therefor, the annual dividend rate shall increase to $130 per share and dividends shall begin to accumulate on each share of Series H Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the failure to make such dividend payment occurred until the date all unpaid dividend payments are paid in full, (ii) if at any time the Corporation has a total of five unpaid quarterly dividend payments outstanding, whether or not consecutive, the annual dividend rate shall increase to $150 per share and dividends shall begin to accumulate on each share of Series H Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the fifth dividend is missed until the Corporation has reduced the total number of past due quarterly dividends below five, at which point the annual dividend rate will be reduced to $130 or until the Corporation has paid all past due quarterly dividend payments, at which point the annual dividend rate will be reduced to $110; (iii) if at any time the Corporation has a total of seven unpaid quarterly dividends outstanding, whether consecutive or not, the annual dividend rate shall increase to $180 per share and dividends shall begin to accumulate on each such share of Series H Stock at such increased rate from the first day of the calendar quarter after the Dividend Payment Date on which the seventh dividend is missed until the Corporation has reduced the total number of past due quarterly dividend payments below seven, at which point the annual dividend rate will be reduced to $150, or until the Corporation has reduced the total number of past due quarterly dividend payments below five, at which point the annual dividend rate will be reduced to $130, or until the Corporation has paid all past due quarterly dividend payments, at which point the annual dividend rate will be reduced to $110. Notwithstanding the foregoing, if the Corporation fails to pay a quarterly dividend for any reason other than that the funds are not legally available or that the payment would violate a restrictive covenant or result in a default under the Credit Agreement, then the annual dividend rate shall increase to $180 per share and dividends shall begin to accumulate on each share of Series H Stock on the first day of the calendar quarter after the Dividend Payment Date on which the failure to make such dividend payment occurred and shall continue until all unpaid dividends are paid in full, at which point the annual dividend rate shall be reduced to $110. If the Corporation fails to redeem any shares of Series H Stock on any Mandatory Redemption Date pursuant to Subsection 4(a) and (b) hereof or Special Redemption Date pursuant to Subsection 4(d) hereof, then the annual dividend rate shall increase to $180 per share and dividends shall begin to accumulate on each share of Series H Stock at such increased rate from the 22nd calendar day after such failure to redeem until the redemption payment is made in full. Dividends on Series H Stock shall be cumulative and shall begin to accumulate beginning on the Issue Date for Series H Stock whether or not earned or paid. No dividends or other distributions (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid with respect to shares of Junior Stock during any fiscal year of the Corporation until the full amount of all Accumulated Dividends on all outstanding shares of Series H Stock shall have been declared and Set Apart For Payment during that fiscal year.

                 (b) Restrictions on Distributions. No dividends or other distributions (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid with respect to Junior Stock until all shares of Series H Stock are fully redeemed pursuant to Sections 4 or 5 unless (i) an amount equal to the Mandatory Redemption Price for all outstanding shares of Series H Stock is first Set Apart For Payment, or (ii) the Corporation receives the written consent of the holders of at least a majority of the then outstanding shares of Series H Stock.

                 (c) Exclusions from Restrictions. The restrictions in this Section 2 on distributions to Junior Stock shall not apply to repurchases of up to 2,000,000 shares of Common Stock issued to the Corporation's officers, provided that such repurchases are made upon termination of employment pursuant to and at prices provided in agreements approved by the Corporation's Board of Directors and entered into with such officers.

                 (d) Junior Stock. Subject to the limitations in Subsections 2(a), 2(b), and 2(c) above, when and as dividends are declared thereon, whether payable in cash, property or securities, the holders of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

                 (e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give to each holder of Series H Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. In no event shall the notice period specified in this Subsection 2(e) be deemed to apply in the event of a taking by the Corporation of a record of the holders of any class of securities for the purposes of determining the holders thereof who are entitled to vote on any matter.


Section 3.  Liquidation Preference.

                 (a) Series H Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series H Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or Setting Apart For Payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price for each share of Series H Stock plus an amount equal to any Accumulated Dividends on each such share of Series H Stock, whether or not declared. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series H Stock the full preference to which they are entitled as set forth above, then the holders of Series H Stock shall share ratably in any distribution of assets.

                 (b) Junior Stock. After the payments or distributions described in Subsection 3(a) above have been made, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Junior Stock pro rata based upon the number of shares then held by each of them.

                 (c) Merger, Etc., Not a Liquidation. A consolidation or merger of the Corporation or any of its Direct or Indirect Significant Subsidiaries with or into any other corporation (other than a wholly owned subsidiary of the Corporation) or other entity or person in which the Corporation or such subsidiary shall not survive, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its Direct or Indirect Significant Subsidiaries (other than such a sale to a wholly owned subsidiary of the Corporation) or the effectuation of any reorganization or any other transaction or series of related transactions in which 50 percent or more of the voting power of the Corporation or any of its Direct or Indirect Significant Subsidiaries is disposed of (each such event, a "Triggering Event") shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3 and no such Triggering Event shall impair the rights and preferences of the shares of Series H Stock.


Section 4.  Mandatory Redemption.

                 (a) General Right. At any time after December 31, 2005, any holder of shares of Series H Stock may require the Corporation to redeem all of the outstanding shares of Series H Stock held by such holder. The redemption price shall be 100% of the Issue Price plus Accumulated Dividends for such series, whether or not earned or declared (the "Mandatory Redemption Price").

                 (b) Notice and Procedure. At least 30 but not more than 60 days prior to the requested redemption date (the "Mandatory Redemption Date"), written notice (the "Mandatory Redemption Notice") shall be given by the holders of Series H Stock requesting redemption to the Corporation, specifying the number of shares to be redeemed and the Mandatory Redemption Date. If the funds of the Corporation legally available for redemption of shares of Series H Stock on any Mandatory Redemption Date are insufficient to redeem the total number of outstanding shares of such series of Series H Stock requested to be redeemed, the holders of Series H Stock shall share ratably in any funds legally available for redemption of such shares. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series H Stock requested to be redeemed, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                 (c) Special Right. In addition to the redemption right specified in Subsection 4(a) hereof, (i) if a Triggering Event occurs at any time, any holder of shares of Series H Stock may require the Corporation to redeem all of the outstanding shares of Series H Stock held by such holder at the Mandatory Redemption Price provided, that if the holders of at least 75% of the shares of Series H Stock then outstanding consent in writing, the Corporation shall not be required to give written notice of any Triggering Event required in Subsection 4(d) below and no holder of shares of Series H stock shall have the right to require the Corporation to redeem his shares pursuant to this subsection.

                 (d) Notice of Triggering Event and Procedure. The Corporation shall not, directly or indirectly, consummate any Triggering Event unless the Corporation shall have given not less than 20 nor more than 40 days' written notice, prior to the date fixed for such Triggering Event, to each holder of any shares of Series H Stock entitled to be redeemed pursuant to Subsection 4(c) hereof, which notice shall set forth the terms and conditions of such Triggering Event, the rights of such holder to require the Corporation to redeem Series H Stock, and the applicable redemption date (the "Special Redemption Date"), which shall be a date established by the Corporation and shall be not less than 20 nor more than 40 days after the date of giving such notice and, in any event, shall be on or prior to the date fixed for such Triggering Event. During the 15-day period following the giving of such notice, each holder of Series H Stock who wishes to have redeemed by the Corporation all of the Series H Stock then held by such holder shall give written notice to the Corporation setting forth the number of shares of Series H Stock to be redeemed on the Special Redemption Date. The Corporation shall redeem on the Special Redemption Date the shares of Series H

Stock of each holder electing such redemption in the number so elected at the Mandatory Redemption Price.

                 (e) Limitations. In the event the Corporation does not have funds legally available to effect fully any redemption required to be made on the Special Redemption Date (or to deposit funds as contemplated by Subsection 4(f) below with respect to any such redemption), the Corporation shall not effect such Triggering Event without the advance written consent of the holders of at least 75% of the then outstanding shares of Series H Stock.

                 (f) Deposit of Funds. On or prior to any Mandatory Redemption Date or Special Redemption Date, the Corporation shall irrevocably deposit with any bank or trust company with capital and surplus of at least $200,000,000 and located in the United States the aggregate Mandatory Redemption Price (or portion thereof not already paid), payable to the order of the holders of Series H Stock to be redeemed, on surrender of their certificates.


Section 5.  Optional Redemption.

                 (a) Series H Stock. The Corporation, at the option of the Board of Directors, may redeem all of the outstanding shares of Series H Stock, or any portion thereof having an aggregate Issue Price of at least $500,000 or any increment thereof (or such lesser amount as may then be outstanding), at any time when it may lawfully do so, by paying in cash for each redeemed share the amount of 100% of the Issue Price for each share of Series H Stock then outstanding plus Accumulated Dividends on each such share, whether or not earned or declared (the "Optional Redemption Price").

                 (b) Notice and Procedure. Notice of redemption pursuant to this Section 5 shall be given to the holders of record of the shares of Series H Stock to be redeemed at their respective addresses appearing on the books of the Corporation. Such notice (the "Optional Redemption Notice") shall be given not less than 15 nor more than 30 days in advance of the date fixed for redemption (the "Optional Redemption Date") and shall specify the Optional Redemption Price and the place at which payment may be obtained as to such shares and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate(s) representing the shares to be redeemed. At any time on or after the Optional Redemption Date, the holders of record of shares of Series H Stock to be redeemed shall be entitled to receive the Optional Redemption Price, upon actual delivery to the Corporation or its agent of the certificates representing the shares to be redeemed.

                 (c) Deposit of Funds. If an Optional Redemption Notice is duly given and if on or before the Optional Redemption Date the funds necessary for redemption (taking into account any conversions) have been deposited by the Corporation with a bank or trust company located in the United States and having capital and surplus of at least $200,000,000, in trust for the pro rata benefit of the holders of the shares of Series H Stock called for redemption, then, notwithstanding that any certificate for shares of Series H Stock called for redemption shall not have been surrendered for cancellation, from and after the Optional Redemption Date (unless there shall have been a default in payment of the Optional Redemption Price) all shares of Series H Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the funds so deposited, without interest, from such bank or trust company upon surrender of their certificate or certificates at any time after the time of such deposit. The balance of any funds so deposited and unclaimed at the end of two years from the Optional Redemption Date shall be released to the Corporation, after which the holders of the shares called for redemption shall be entitled, upon proof of their ownership of such shares and any bond requested by the Corporation, to receive such funds from the Corporation.


Section 6.       Conversion Right.

                 (a)      Conversion Right and Conversion Events.

                          (i)     Each holder of shares of Series H Stock may,
at his option, at any time after October 1, 1995 and, if applicable, prior to the close of business on the day before any Redemption Date as may have been fixed in any Redemption Notice with respect to such shares, convert all or any part of such shares from time to time held by him into the number of shares of Common Stock as is determined by dividing the Issue Price by the Conversion Price then in effect. The Conversion Price shall initially be $9.00 per share (the "Initial Conversion Price"). The Initial Conversion Price shall be subject to adjustment as set forth in Subsection 6(c). For purposes of this
Section 6, all calculations shall be carried out to four decimal places.

                          (ii)    In the event of a call for redemption of any
shares of Series H Stock pursuant to Section 5 hereof, the conversion rights applicable to such series of Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the day before the Redemption Date, unless default is made in payment of the Redemption Price.

                          (iii)   Upon conversion of the Series H Stock into
shares of Common Stock, the Common Stock so issued shall be duly and validly issued, fully paid and nonassessable shares of the Corporation.

                 (b) Mechanics of Conversion. Before any holder of Series H Stock shall be entitled to exercise his rights to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and pay to such holder in cash all Accumulated Dividends, whether or not earned or declared, with respect to the shares of Series H Stock so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering of Common Stock, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                 (c)      Adjustments.  The Conversion Price provided in
Section 6(a)(i) shall be subject to adjustment to the extent below provided:

                          In the event the Corporation shall (i) pay a dividend
of Common Stock, or of any capital stock convertible into Common Stock, on its outstanding Common Stock, (ii) subdivide its outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or
(iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Conversion Price in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series H Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (and, in the case of a dividend payable in capital stock convertible into Common Stock, the number of shares of such capital stock) which he would have owned or have been entitled to receive after the happening of any of the events described above had such Series H Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events described above shall occur. An adjustment made pursuant to this Section 6(c) shall in case of a dividend be made as of the record date therefor and in the case of a subdivision or combination be made as of the effective date thereof.

                 (d) Other Distributions. If the Corporation declares a distribution payable to holders of its Common Stock in securities of other another person, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Subsection 6(d), the holders of the Series H Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation equal to the number of shares of Common Stock into which their shares of Series H Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                 (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or distribution provided for elsewhere in this Section
6), provision shall be made so that the holders of the Series H Stock shall thereafter be entitled to receive upon conversion of the Series H Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series H Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Prices of the Series H Stock then in effect and the number of shares into which each share of Series H Stock is then convertible) shall be applicable after that event as nearly equivalent as may be practicable.

                 (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation , merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights set forth in this Section 6 against impairment.

                 (g)      No Fractional Shares; Certificates as to Adjustments.

                          (i)     No fractional shares shall be issued upon
conversion of the Series H Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether fractional shares would otherwise be issuable upon conversion shall be determined on the basis of the total number of shares of such series the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                          (ii)    Upon the occurrence of each adjustment or
readjustment of the Conversion Prices of the Series H Stock pursuant to this
Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and give to each holder of Series H Stock written notice that includes a certificate setting forth such adjustment or readjustment, including a statement setting forth (A) the Conversion Price then in effect for such series of Preferred Stock, and (B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of such series of Preferred Stock.

                 (h) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and solely for the purpose of effecting the conversion of the shares of Series H Stock convertible pursuant to this Section 6 into shares of Common Stock, as the case may be, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Preferred Stock so convertible; and if at any time the number of authorized but unissued shares of Common Stock shall be sufficient to effect the conversion of all then outstanding shares of such Preferred Stock so convertible, in addition to such other remedies as shall be available to the holders of such Preferred Stock so convertible, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to such purposes.

                 (i) Taxes. The Corporation shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series H Stock (other than income taxes imposed upon the holder thereof).


Section 7.  Reacquired Shares.

                 Any shares of Series H Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.


Section 8.  Voting Rights.

                 (a) General. The holders of the shares of Series H Stock shall have no voting rights except as expressly provided herein or as may otherwise be required by law from time to time. Except as set forth in this
Section 8 or as required under applicable law, there shall be no other special voting or class voting requirements.

                 (b) No Adverse Effect. Without the affirmative vote or consent of the holders of at least 67% of the outstanding shares of Series H Stock, the Corporation may not amend, alter or repeal any provisions of the Corporation's certificate of incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series H Stock. Any increase in the authorized number of shares of Series H Stock or of any class or series of capital stock ranking on a parity with (but not prior to) such Series H Stock with respect to the payment of dividends or the distribution of assets, redemption rights or conversion price adjustments ("Parity Preferred Stock"), or any creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, or any reclassification of any authorized capital stock of the Corporation into, any shares of Parity Preferred Stock shall be deemed to affect adversely the preferences, special rights or powers of the shares of Series H Stock, and may not be effected without any vote or consent of the holders of Series H Stock.

                 (c) No Superior Stock. Without the affirmative vote or consent of the holders of at least 67% of the outstanding shares of Series H Stock, the Corporation may not create, authorize or issue shares of any class or series of capital stock ranking senior to the Series H Stock with respect to the payment of dividends, the distribution of assets or redemption rights, or conversion price adjustments or create, authorize or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, or reclassify any authorized capital stock of the Corporation into, any shares of capital stock ranking senior to the Series H Stock with respect to the payment of dividends or the distribution of assets or redemption rights or conversion price adjustments.

                 (d) Election of Directors. For so long as, and only so long as, shares of Series H Stock are issued and outstanding, the holders thereof shall have the right, notwithstanding anything to the contrary in this Fifth Restated Certificate of Incorporation or the Bylaws of the Corporation, to elect one director to the Board of Directors.

                 (e)      Defaults Relating to Series H Stock.  If at any time
(i) that the Corporation shall fail to redeem Series H Stock on any Mandatory Redemption Date or Special Redemption Date and does not cure such failure within 30 days; or (ii) there shall be four quarterly dividend payments unpaid (whether or not consecutive) on Series H Stock; or (iii) the Corporation shall have failed to pay a quarterly dividend under circumstances in which funds were legally available and payment of the dividend would not have violated a restrictive covenant or resulted in an event of default under the Credit Agreement (each a "Series H Default"), then at any annual or special meeting of stockholders (which special meeting shall be held not more than 20 days after written request of the holders of at least 10 percent of Series H Stock), the holders of Series H Stock shall have the right, notwithstanding anything to the contrary in this Restated Certificate of Incorporation or the Bylaws of the Corporation, to have the Board of Directors of the Corporation consist of seven members elected as follows:

                          (A) three members designated by the Current Series H Holder or an Approved Transferee;

                          (B) three members designated or elected by the holders of the Common Stock (the "Independent Directors"); and

                          (C) one member designated by the Current Series H Holder or an Approved Transferee (which member must be an executive officer of the Corporation), unless the Current Series H Holder and a majority of the Independent Directors agree on another designee who is not an executive officer of the Corporation.

In addition, in the event of a Series H Default the executive committee of the Board of Directors shall be comprised of:

                          (1) one member designated by the Current Series H Holder or an Approved Transferee;

                          (2) one member designated by a majority of the Independent Directors; and

                          (3) the member designated pursuant to clause (C) above.

Such right of the holders of Series H Stock shall continue until no Series H Default exists, at which time such right shall terminate, except as required by law, subject to revesting in the event of each and every subsequent Series H Default. Upon termination of the right to elect directors as provided in this Subsection 8(e), any of (i) the Current Series H Holder, (ii) an Approved Transferee, or (iii) such other persons who pursuant to the Bylaws of the Corporation are granted the right to call a special meeting of stockholders of the Corporation shall have the right to call a special meeting of stockholders for the purpose of electing directors. The rights upon a Series H Default set forth in this Subsection 8(e) may be exercised only by the Current Series H Holder; provided, however, that the rights shall be transferable to a transferee of Series H Stock if a majority of the directors (excluding therefrom directors who are officers or employees of the Company or its subsidiaries and the director elected by the holder of the Series H Stock pursuant to Subsection 8(d) consent to such transfer (an "Approved Transferee")).

                 (f) Certain Voting Procedures. At any meeting at which the holders of Series H Stock shall have the right to elect one or more directors as provided in Subsections 8(d) and 9(e), the presence in person or by proxy of the holders of at least two-thirds of the then outstanding shares of Series H Stock shall be required and be sufficient to constitute a quorum, and the favorable vote of the holders of two-thirds of the shares of Series H Stock represented at such meeting shall be sufficient to approve any such action. Any vacancy in the office of any director elected pursuant to Subsection 8(d) may be filled by the person appointed by an instrument in writing signed by the holders of Series H Stock then outstanding.

                 (g) Non-Exclusivity. The rights of the holders of Series H Stock under Sections 2 and 8 with respect to any default by the Corporation shall not be deemed to be exclusive. If any default shall exist, the holders of shares of Series H Stock shall have all other rights which such holders shall have been granted under any contract or agreement at any time, and all other rights which such holders shall have under any law. Any person having any rights under any provision in this Section 8 shall be entitled to enforce such person's rights specifically, to recover damages by reason of any non-compliance with any provision in this Section 8, and to exercise all other rights granted by law.


                 IN WITNESS WHEREOF, Protection One, Inc. has caused this Certificate to be executed by its President and attested by its Secretary this 5th day of May, 1995.


                                         By:    JAMES M. MACKENZIE, JR.
                                            ----------------------------------
                                            James M. Mackenzie, Jr., President
Attest:


    JOHN W. HESSE
-------------------------------
John W. Hesse, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Protection One, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Protection One, Inc. held on November 19, 1996, resolutions were duly adopted setting forth a proposed amendment of the certificate of incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

                          NOW, THEREFORE, BE IT RESOLVED that the first paragraph of Article FOURTH of the Fifth Restated Certificate of Incorporation of Protection One, Inc. be amended and restated to read in full as follows:

                                  "The total number of shares of all classes of
                 stock that the Corporation shall have the authority to issue is 45,000,000, of which 40,000,000 shall be voting common stock, par value One Cent ($0.01) per share ("Common Stock"), and 5,000,000 shall be preferred stock, par value Ten Cents ($.10) per share ("Preferred Stock")."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Protection One, Inc. has caused this certificate to be signed by John E. Mack, III, its authorized officer, this 5th day of February, 1997.

                                   PROTECTION ONE, INC.


                                   By:  JOHN E. MACK, III
                                      --------------------------------------
                                        John E. Mack, III
                                        Executive Vice President -
                                        Business Development